                                    EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 2-76697, 33-1805, 33-22289, 33-50248 and 33-74488) and the
registration statements on Form S-3 (Files Nos. 2-96502 and 33-14873 Amendment No. 1) of our reports, dated August 8, 1997, accompanying the consolidated financial statements and financial statement schedules of Quixote Corporation and Subsidiaries as of June 30, 1997 and 1996, and for each of the years ended June 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K of Quixote Corporation.








/s/ Coopers & Lybrand L.L.P.
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Chicago, Illinois
September 26, 1997